UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2008

THE ALLSTATE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
organization)

2775 Sanders Road
Northbrook, Illinois		60062
(Address of Principal Executive Offices)		Zip

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1  – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On May 22, 2008, the Registrant, Allstate Insurance Company and Allstate Life Insurance Company, as borrowers, entered into Amendment No. 1 to Credit Agreement with the lenders party thereto; Wachovia Bank, National Association, as Syndication Agent; Bank of America, N.A. and Citibank, N.A., as Documentation Agents; Lehman Brothers Bank, FSB, Merrill Lynch Bank USA, Morgan Stanley Bank and William Street Commitment Corporation, as Co-Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent.  The underlying agreement has an initial term of five years expiring on May 8, 2012, with two one-year extensions that could be exercised by the Registrant in the first and second year of the facility.  Pursuant to this amendment, the agreement now provides for two one-year extensions exercisable by the Registrant at the end of any of the remaining four years of the initial term of the Credit Agreement.

Allstate Life Insurance Company is a wholly owned subsidiary of Allstate Insurance Company, which is a wholly owned subsidiary of the Registrant.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Amendment No. 1 to Credit Agreement dated as of May 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION

By:	/s/ JENNIFER M. HAGER

Name: Jennifer M. Hager
Title: Assistant Secretary

Date: May 23, 2008